Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.,

a Delaware Corporation

as of January 31, 2011

Subsidiary Name	Jurisdiction of Incorporation
ADSK Canada Inc.	Canada (Ontario)
ADSK Ireland Limited	Ireland
Algor, Inc. *	U.S. (Pennsylvania)
Alias Systems Limited *	United Kingdom
Autodesk	France
Autodesk (EMEA) Sàrl	Switzerland
Autodesk AB	Sweden
Autodesk Asia Pte Ltd.	Singapore
Autodesk Australia Pty Ltd.	Australia
Autodesk B.V.	The Netherlands
Autodesk Canada Co.	Canada (Nova Scotia)
Autodesk de Argentina S.A.	Argentina
Autodesk de Mexico, S.A. de C.V.	Mexico
Autodesk de Venezuela, S.A.	Venezuela
Autodesk Design Software (Shanghai) Co., Ltd.	China
Autodesk Development B.V.	The Netherlands
Autodesk Development Sàrl	Switzerland
Autodesk do Brasil Ltda	Brazil
Autodesk Far East Ltd.	Hong Kong
Autodesk Ges.mbH	Austria
Autodesk GmbH	Germany
Autodesk Hungary Kft	Hungary
Autodesk India Private Limited	India
Autodesk International Holding Co.	U.S. (Delaware)
Autodesk Israel Ltd.	Israel
Autodesk Korea Ltd.	South Korea
Autodesk Limited	Saudi Arabia
Autodesk Limited	United Kingdom
Autodesk Ltd. Japan	Japan
Autodesk SA	Switzerland
Autodesk S.r.l.	Italy
Autodesk Software (China) Co., Ltd.	China
Autodesk Software, Unipessoal, Lda.	Portugal
Autodesk Sp. z.o.o.	Poland
Autodesk spol. s.r.o.	Czech Republic
Autodesk Strategies Ltd.	China
Autodesk Taiwan Limited	Taiwan
Autodesk Yazilim Hizmetleri Ticaret Limited Sirketi (Autodesk Limited Sirketi)	Turkey
Autodesk, S.A.	Spain
Hanna Strategies Holdings, Inc. *	U.S. (Delaware)
Hanna Technologies Private Ltd. * Illuminate Labs AB *	India Sweden
Kynogon Inc. *	Canada (Quebec)
Limited Liability Company Autodesk (CIS)	Russia
Moldflow (Europe) Ltd. *	United Kingdom
Moldflow B.V.	The Netherlands
Moldflow Corporation *	U.S. (Delaware)
Moldflow Iberia S.L. *	Spain
Moldflow International Pty Ltd. *	Australia
Moldflow Netherlands Limited	Ireland
Moldflow Pty. Ltd. *	Australia
Moldflow Singapore Pte Ltd. *	Singapore

Subsidiary Name	Jurisdiction of Incorporation
Moldflow Taiwan, Inc. *	Taiwan
NavisWorks Limited *	United Kingdom
NavisWorks (UK) Limited *	United Kingdom
Robobat (UK) Limited *	United Kingdom
SCI Topole	France

*	Inactive subsidiaries; subsidiaries scheduled to be wound up